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                           OFFER TO PURCHASE FOR CASH
                        ALL OF THE OUTSTANDING SHARES OF
                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK

                                       OF

                            BLOCK DRUG COMPANY, INC.
                                       AT
                              $53.00 NET PER SHARE
                                       BY

                              SB ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                             SMITHKLINE BEECHAM PLC

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
         CITY TIME, ON DECEMBER 13, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                OCTOBER 19, 2000

TO HOLDERS OF COMMON STOCK OF BLOCK DRUG COMPANY, INC.:

     Enclosed for your information is an Offer to Purchase, dated October 19, 2000 ("Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), relating to (i) the offer by SB Acquisition Corp., a New Jersey corporation ("Purchaser") and a wholly-owned subsidiary of SmithKline Beecham plc, a public limited company organized under the laws of England and Wales ("Parent"), to purchase all of the outstanding shares of Class A common stock, par value $.10 per share (the "Class A stock"), of Block Drug Company, Inc., a New Jersey corporation (the "Company") and (ii) the separate but simultaneous offer by Parent and Purchaser to purchase all of the outstanding shares of Class B common stock, par value $.10 per share (the "Class B Stock" and, together with the Class A Stock, the "Shares"), of the Company, in each case at $53.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is a letter to shareholders of the Company from the Chairman of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price is $53.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2. The Offer is being made for all of the outstanding Shares which are not owned by Parent, Purchaser or their respective affiliates.

          3. The Offer is being made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 7, 2000, by and among Company, Parent and Purchaser, pursuant to which, after completion of the Offer, Purchaser will be merged with and into the Company and the Company will be the surviving corporation (the "Merger"), and each issued and outstanding Share (other than Shares owned by Parent, Purchaser or any subsidiary or affiliate of Parent, Purchaser (including those purchased pursuant to the Offer) or the Company or held in the treasury of the Company) shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into and represent the right to receive the price per Share paid by Purchaser in the Offer, without interest.

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          4. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED
     (WITH ONE DIRECTOR ABSENT) THE MERGER AGREEMENT, THE OFFER AND THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER ARE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF SHARES (OTHER THAN PARENT AND ITS AFFILIATES) AND RECOMMENDS THAT SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer,
     (a) all of the shares of Class B Stock and (b) that number of shares of Class A Stock and Class B Stock (taken together as if a single class) which, together with any Shares then beneficially owned by Parent or Purchaser or any of their respective affiliates, represents at least a majority of the issued and outstanding Shares on a fully diluted basis (the "Minimum Tender Condition"). Subject to the terms of the Merger Agreement, the Offer is also subject to other terms and conditions, including receipt of certain regulatory approvals, set forth in the Offer to Purchase. Any or all conditions to the Offer (other than the Minimum Tender Condition) may be waived by Purchaser. Purchaser may waive the Minimum Tender Condition only with the consent of the Company.

          6. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on December 13, 2000, unless the Offer is extended.

          7. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

     Payment for Shares accepted for payment pursuant to the Offer will be made in all cases only after timely receipt by HSBC Bank USA (the "Depositary"), of
(a) certificates for (or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER. The Offer is not being made to (nor will tenders be accepted from, or on behalf of) holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of Purchaser by the registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                        ALL OF THE OUTSTANDING SHARES OF
                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK

                                       OF

                            BLOCK DRUG COMPANY, INC.
                                       AT

                              $53.00 NET PER SHARE

                                       BY

                              SB ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                             SMITHKLINE BEECHAM PLC

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 19, 2000, and the related Letter of Transmittal, in connection with (i) the offer by SB Acquisition Corp., a New Jersey corporation ("Purchaser") and a wholly-owned subsidiary of SmithKline Beecham plc, a public limited company organized under the laws of England and Wales ("Parent"), to purchase for cash all of the outstanding shares of Class A common stock, par value $.10 per share (the "Class A Stock"), of Block Drug Company, Inc., a New Jersey corporation (the "Company") and (ii) the separate but simultaneous offer by Parent to purchase all of the outstanding shares of Class B common stock, par value $.10 per share (the "Class B Stock" and, together with the Class A Stock, the "Shares"), of the Company, in each case at $53.00 per Share, net to the seller in cash, upon the terms and conditions set forth in the Offer.

     This will instruct you to tender the number of Shares of Class A Stock and/or Class B Stock indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal.

Dated:          , 2000

NUMBER OF SHARES OF CLASS A STOCK TO BE TENDERED:

---------------------------------------------------- SHARES*

NUMBER OF SHARES OF CLASS B STOCK TO BE TENDERED:

---------------------------------------------------- SHARES*

SIGN HERE
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                                  SIGNATURE(S)

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                              PLEASE PRINT NAME(S)

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                            PLEASE PRINT ADDRESS(ES)

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                       AREA CODE AND TELEPHONE NUMBER(S)

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                TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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